EXHIBIT 10.21

                                 * denotes expurgated
                                 information

                                 January 14, 1997



THE STROH BREWERY COMPANY
100 River Place
Detroit, Michigan 48207

ATTENTION:   Christopher T. Sortwell
            Senior Vice President, Finance

Ladies and Gentlemen:

     The Boston Beer Company, Inc., a Massachusetts corporation, for itself and its affiliates ("Boston Beer") hereby confirms its proposal with respect to long-term production arrangements between Boston Beer and The Stroh Brewery Company ("Stroh"), to become effective if Boston Beer elects to make an investment (the "Investment") in Stroh's brewery located in Allentown, Pennsylvania, known as the "Lehigh Valley Brewery". If it elects
to  make  the Investment, Boston Beer would invest up  to       *
(sometimes  referred  to as the "Project"). The  Project  entails
*        in  the  brewing  and  packaging  of  beer  products,  a
preliminary  schedule of which is attached hereto  as  Exhibit  A
(the "     *     "). Boston Beer's proposal is as follows:

     1. Existing Production Arrangements. Boston Beer and Stroh are parties to certain existing arrangements, pursuant to which beer products are produced by Boston Beer at the Lehigh Valley Brewery under an alternating proprietorship, and at a brewery in Portland, Oregon (the "Portland Brewery"), acquired by Stroh from
G. Heileman Brewing Company on or about July 1, 1996. Such existing arrangements are currently intended to remain in effect until * and are hereby ratified and confirmed by Boston Beer and Stroh, except as hereinafter provided.

     2. Investment: Modification of Existing Arrangements. Boston Beer, in consideration for * , hereby agrees to
* in accordance with the Schedule of * Production Requirements attached hereto as Exhibit B, and further agrees
that      *     .







THE STROH BREWERY COMPANY
January 14, 1997
Page 2


     3. New Production Arrangements. Upon the execution of this Letter of Intent, Boston Beer and Stroh shall enter into the written contract (the "Production Agreement"), attached hereto as Exhibit C, pursuant to which such beer products as are requested from time-to-time by Boston Beer shall be produced by Boston Beer
at  the       *      Brewery under an alternating proprietorship,
the * Brewery and the brewery * (the " * Brewery"), subject to the conditions and limitations set forth in the Production Agreement, for a term of up to * years,
commencing effective as of      *     .

      4.    Investment by Boston Beer. If Boston Beer  elects  to
*      ,  it shall, in consideration of the Production Agreement,
invest  up to      *      in the      *      Brewery, subject  to
the following provisions of this Section 4:

  (a)          Boston  Beer  shall  reimburse  Stroh  for       *
               of  the      *      Brewery and the       *      ,
               including  installation  costs,  up  to  a   total
               reimbursement of      *     .

  (b)          Boston Beer shall be entitled to      *     .

  (c) Stroh shall invoice Boston Beer monthly for amounts expended by Stroh in the immediately preceding month for approved Project expenditures. Each invoice shall be accompanied by a Project status report and copies of all relevant third party invoices. Unless challenged in writing prior thereto, all such invoices shall be payable within 30 days of receipt.

  (d) Boston Beer shall have the right on reasonable notice and during normal business hours to inspect
               (i) the status of the Project and (ii) Stroh's books and records relating to the Project. Such inspection shall be at the expense of Boston Beer and may be conducted by such experts and other representatives of Boston Beer, as Boston Beer shall select in its sole discretion.

  (e) As provided in the Production Agreement, in the event of a material default by Stroh in the performance of its obligations to Boston Beer thereunder,


  THE STROH BREWERY COMPANY
  January 14, 1997
  Page 3

               Boston Beer shall be entitled to      *     .

      5.    Possible       *       Investment.    The  Production
Agreement  contains provisions with respect to Stroh's continuing
obligations to provide access to capacity       *      .  In  the
event  that  Boston Beer requests access to      *       capacity
beyond that called for by the Production Agreement at a time when Stroh reasonably believes that meeting such request is not possible, given Stroh's then capacity constraints, Stroh, if so requested by Boston Beer, will promptly undertake an evaluation
of   the  cost  and  feasibility  of  expanding  Stroh's        *
production capacity for the benefit of Boston Beer and submit  to
Boston  Beer  for consideration a written       *       shall  be
subject to the terms and conditions then in effect under the Production Agreement.

      6. Access to Information: Conditions. Stroh shall give Boston Beer access to such information concerning Stroh and the
*       Brewery  as Boston Beer may reasonably request to  assist
Boston Beer in determining * . In addition, if Boston Beer elects to make the * , its obligations to proceed with the transactions outlined above are further subject to the following conditions being met or waived by Boston Beer in its
discretion prior to      *     :

  (a)          Stroh   shall   have   executed   the   Production
               Agreement.

  (b) Boston Beer shall have received all requisite governmental and other third-party approvals, as may be necessary for Boston Beer and Stroh to enter into and perform the Production Agreement.

      7. Exclusivity. From the date of this Letter of Intent until the earlier of * or the termination of this
Letter of Intent, Stroh shall * , to the extent that Stroh's obligations under any such agreement might materially adversely affect Stroh's obligations to Boston Beer under this Letter of Intent or under the Production Agreement.

      8. Binding Intent. It is the intention of Boston Beer and Stroh that this Letter of Intent shall be and be deemed to constitute their respective legally binding and enforceable obligations, with respect to the matters discussed herein. Any other legally binding obligation with respect to the transactions contemplated hereby shall arise only upon the execution and delivery of the Production Agreement. All other obligations or commitments to proceed with the


THE STROH BREWERY COMPANY
January 14, 1997
Page 4

transactions contemplated hereby shall be only those obligations as are set forth in the Production Agreement.

      9 No Publicity. Neither Boston Beer nor Stroh shall make any public disclosure relating to the transactions contemplated hereby or indicate that discussions are taking place between them regarding * , without first notifying the other party of the intended disclosure in writing.

      10. No Brokers Each party represents and warrants to the other that it has not made any agreement or taken any action which might cause any broker or third-party to become entitled to a finder's fee or brokerage commission as a result of the transactions contemplated by this Letter of Intent.

11.          Expiration of Letter of Intent. This Letter of Intent is

conditioned  on your acceptance hereof not later than  5:00  P.M.

EST on Friday, January 17, 1997.



                                 Very truly yours,

                                 THE BOSTON BEER COMPANY, INC.


                                   BY:   C. JAMES KOCH, President

ACCEPTED:

THE STROH BREWERY COMPANY



BY:  CHRISTOPHER T. SORTWELL, Senior Vice president


                            EXHIBIT A
          TO THE LETTER AGREEMENT DATED JANUARY 14,1997
                             BETWEEN
                  THE BOSTON BEER COMPANY, INC.
                               AND
                    THE STROH BREWERY COMPANY

PRELIMINARY SCHEDULE OF      *







                                *










                            EXHIBIT B

          TO THE LETTER AGREEMENT DATED JANUARY 14,1997

                             BETWEEN
                  THE BOSTON BEER COMPANY, INC.
                               AND
                    THE STROH BREWERY COMPANY





                                *











                            EXHIBIT C

          TO THE LETTER AGREEMENT DATED JANUARY 14,1997
                             BETWEEN
                  THE BOSTON BEER COMPANY, INC.
                               AND
                    THE STROH BREWERY COMPANY


                      PRODUCTION AGREEMENT